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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ClinTrials Research Inc. of our report dated January 30, 1998, included in the 1997 Annual Report to Stockholders of ClinTrials Research Inc.

Our audits also included the financial statement schedule of ClinTrials Research Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-82416 and 333-08365) both pertaining to the 1989 Stock Option Plan of ClinTrials Research Inc., of our report dated January 30, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of ClinTrials Research Inc. for the year ended December 31, 1997.


                                                  /s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 26, 1998